INTERNET ACCOUNTS FOR SALE

                       ASSET PURCHASE CONTRACT AND RECEIPT
                       -----------------------------------

PATHFINDER PROPERTY CORPORATION and it's registered operating division "SMOKESIGNAL", a duly incorporated and registered Ontario, Canada corporation (herein referred to as "Buyer"), hereby offers and agrees to purchase upon the terms and conditions hereinafter set forth from the "Seller", GO CALL CANADA INC., a duly incorporated and registered Ontario, Canada corporation (herein referred together as the "Seller");

- All the Business Internet Accounts as identified and set-out on Schedule "A", attached hereto, together with all accounts receivable funds generated from said Accounts as of November 1, 1999;

AND

- All goodwill, general intangibles, rights, all benefits and gross income amount associated to those Accounts for the timely transfer to the Buyer from the Seller.

NOW THEREFORE, for the consideration of the initial purchase sum of $7,000.00, heretofore received and paid upon closing, and for the receipt of a Demand Secured Promissory Note, as described, in the amount of $3,000.00, and attached hereto as Schedule "B", it is mutually agreed that the purchase price shall be for the total sum of $10,000.00 and payable as follows:

        $ 7,000.00 by earnest money deposit received herewith in the form of a cheque payable from the corporate account of the Buyer and tendered herewith;

        $ 3,000.00 as an additional deposit, upon acceptance of the offer by Seller, to be received in the form of an executed Demand Secured Promissory Note upon the signing of this agreement.

$ 10,000.00 TOTAL PURCHASE PRICE

IT IS HEREBY AGREED THAT:

        1.   ACCEPTANCE: Buyer offers and Seller accepts this agreement.

        2. CLOSING DATE: The undersigned hereby agree to execute any and all documents necessary to close this transaction. The Closing Date for this sale shall be on October 29, 1999.

        3.   TIME: Time is of the essence.

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        4.   AUTHORITY: The undersigned have the full authority to enter into this Contract and to conclude the transaction described herein. No agreement to which either Buyer or Seller is a party prevents either party from concluding this transaction, nor is the consent of any third party required. Each party is authorized to bind their respective corporations.

        5. WARRANTY: Seller warrants that all Business Internet Accounts, as set-out in Schedule "A", are true accounts and generate gross income as described, and that Buyer shall receive possession of the Business Internet Accounts free and clear of any encumbrances. The Seller will transfer all.

        6. INDEMNIFICATION AND RIGHT OF SET-OFF: Seller indemnifies Buyer and shall hold Buyer harmless from all debts, claims, actions, losses, damages and attorney's fees, existing or that may arise from or be related to Seller's past operation and ownership of the Business Internet Accounts.

        7. SECURITY AGREEMENT: At the time of Closing, Buyer shall execute, in favor of the Seller, a Promissory Note secured by the buyer setting up a trust Bank account with dual signing authority for the parties of this agreement. Said Bank account shall hold a deposit amount of $3,000.00 paid into it by the Buyer. No amounts within the account can be withdrawn without the dual signatures on the cheque. Upon a transfer of all purchased accounts from the Seller to the Buyer's system, the $3000.00 will be payable to the Seller and the Promissory Note shall be satisfied in full. The Note shall bear no interest. The Seller agrees to offset any amount against the $3,000.00 payable under the Promissory
Note if the account is deemed by the Buyer to be un-collectable or the account is not transferred to the Buyer. The amount to be offset shall equal no more than 2 months of gross income per account and as described on Schedule "A". The Buyer will undertake to complete the transfer of the accounts to it's Internet system by December 1, 1999. Any extension of this deadline shall be mutually agreed upon. The objective, however, is to complete a successful transfer with the full co-operation of each party. Upon the successful transfer of the accounts and payment of the Promissory Note, the Seller shall be removed as a signing authority on the trust Bank account.

        8. BILL OF SALE: This agreement shall represent an Absolute Bill of Sale as per the Account List attached hereto as per SCHEDULE "A" and by reference incorporated herein, for which Seller warrants that it has good and marketable title, free and clear of all liens and encumbrances, except any liens or encumbrances disclosed herein.

        9. BUSINESS RECORDS: At the Closing of this sale, Seller shall deliver to Buyer copies of all customer accounts and complete records, and any other documents pertinent to the operation of the Internet Business which Seller has in it's possession. Such records shall include copies of those documents necessary to conduct business and to collect account revenue from the pre-authorized PAP system and the pre-authorized credit card system. The Seller shall deliver to the Buyer a cheque in the amount of $901.80 which represents the November 1/99 PAP amount collected by the Seller. The Seller shall irrevocably direct it's PAP account Bank to re-direct all future customer payments to the Buyer's PAP account.

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        10.  FINANCIAL INFORMATION: Seller warrants that the financial information supplied to Buyer by Seller is true and correct and is a fair and accurate presentation of the financial condition and results of operation of the Business Internet Accounts.

        11. BUSINESS TRADE NAME: Seller hereby agrees to let the Business Internet Account customers use their e mail name presently assigned to them during the month of November, 1999 and during any time prior to the completion and transfer of the account to the Buyer's system.

        12. GOVERNING LAW: This Contract shall be governed by the laws of the Province of Ontario, Canada.

        13. SURVIVABILITY OF CONTRACT: The parties hereto acknowledge that this contract shall survive the Closing of this transaction as to the terms and conditions herein.

        14. BINDING EFFECT: This contract shall bind and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the parties hereto. The parties hereto acknowledge that this contract, including all covenants, representations, warranties and agreements, shall survive the Closing of this transaction.


DATED and RECEIVED THIS 29th day of October, 1999.
Pathfinder Property Corporation and it's division SmokeSignal

Per: /s/ Ronald Mason
    -------------------------
    Ronald Mason, President
I have authority to bind the corporation and it's operating division.

        SELLER'S ACCEPTANCE
I (or) we accept the foregoing offer and agree to sell the above-described business Internet Account Assets on the terms and conditions of the foregoing contract. Seller acknowledges receipt of a true copy of this document.

        DATED and ACCEPTED on this 29th day of October, 1999.
        Go Call Canada Inc.

        Per: /s/ Susan Knight
            -------------------------
            Susan Knight
            I have authority to bind the corporations

Attachments:
Schedule "A" List of Business Internet Accounts
Schedule "B" Promissory Note